Exhibit 10.13

IF THIS FORM IS USED IN A CONSUMER CREDIT TRANSACTION, CONSULT LEGAL COUNSEL. THIS IS A LEGAL INSTRUMENT. IF NOT UNDERSTOOD, LEGAL, TAX OR OTHER COUNSEL SHOULD BE CONSULTED BEFORE SIGNING.

PROMISSORY NOTE

U.S. $425,000.00	Durango, Colorado
November 27, 2006

1.           FOR VALUE RECEIVED, the undersigned (Borrower) promise(s) to pay Old Idaho Properties, LLC or order (Note Holder) the principal sum of $425,000.00 U.S. Dollars, with interest on the unpaid principal balance from November 13, 2006, until paid, at the rate of 7.6 percent per annum. Accrued interest shall be payable at 4432 County Road 124, Hesperus, Colorado, 81326, or such other place as the Note Holder may designate, in monthly payments of Two Thousand Seven Hundred and Sixty-Two Dollars and Fifty Cents (U.S. $2,762.50), due on the first day of each month, beginning December 1, 2006. The entire principal amount outstanding and accrued interest thereon shall BALLOON and be due and payable on November 13, 2011.

2.           Borrower shall pay to the Note Holder a late charge of 10% of any payment not received by the Note Holder within 10 days after the payment is due.

3.           Payments received for application to this Note shall be applied first to the payment of late charges, if any, second to the payment of accrued interest at the rate specified below, if any, third, to accrued interest first specified above, and the balance applied in reduction of the principal amount hereof.

4.           If any payment required by this Note is not paid when due, or if any default under any Deed of Trust securing this Note occurs, the entire principal amount outstanding and accrued interest thereon shall at once become due and payable at the option of the Note Holder (Acceleration); and the indebtedness shall bear interest at the rate of 12 percent per annum from the date of default. The Note Holder shall be entitled to collect all reasonable costs and expenses of collection and/or suit, including, but not limited to reasonable attorneys' fees.

5.           Borrower may prepay the principal amount outstanding under this Note, in whole or in part, at any time without penalty. Any partial prepayment shall be applied against the principal amount outstanding and shall not postpone the due date of any subsequent payments or change the amount of such payments.

6.           Borrower and all other makers, sureties, guarantors, and endorses hereby waive presentment, notice of dishonor and protest, and they hereby agree to any extensions of time of payment and partial payments before, at, or after maturity. This Note shall be the joint and several obligation of Borrower and all other makers, sureties, guarantors and endorsers, and their successors and assigns.

7.           Any notice to Borrower provided for in this Note shall be in writing and shall be given and be effective upon (1) delivery to Borrower or (2) mailing such notice by first-class U.S. mail, addressed to Borrower at the Borrower's address stated below, or to such other address as Borrower may designate by notice to the Note Holder. Any notice to the Note Holder shall be in writing and shall be given and be effective upon (1) delivery to Note Holder or (2) by mailing such notice by first-class U.S. mail, to the Note Holder at the address stated in the first paragraph of this Note, or to such other address as Note Holder may designate by notice to Borrower.

8.           The indebtedness evidenced by this Note is secured by a Deed of Trust dated November 13, 2006, and until released said Deed of Trust contains additional rights of the Note Holder. Such rights may cause Acceleration of the indebtedness evidence by this Note. Reference is made to said Deed of Trust for such additional terms. Said Deed of Trust grants rights in the property identified as follows:

All of the following described lode mining claims situate, lying and being in the California Mining District, La
Plata County, Colorado, to-wit:

NAME OF CT-AIM (patented lode)	PATENT U.S. SURVEY NUMBER

IDAHO MILLSITE	18320
IDAHO MILLSITE NO.1	18321
IDAHO MILLSITE NO.2	18321
ALPINE	18321
LORD KITCHENER	17108
HARTFORD	17108
GERTRUDE	16616
GOOD HOPE	17124
SUNRISE	17124
CATHRYN	16616
MIDNIGHT	19646
HELEN	19515
MIDNIGHT NO.2	19646
PAYDAY	19516 "A"
PA Y DAY MILLSITE	19516 "B"

Property address: n/a

IF BORROWER IS NATURAL PERSON(S)

/s/ James M. Clements
James M. CIements

Borrower's Address: 3643 Baker St., San Diego, CA 92117

KEEP THIS NOTE IN A SAFE PLACE. THE ORIGINAL OF THIS NOTE MUST BE EXHIBITED TO THE PUBLIC TRUSTEE IN ORDER TO RELEASE A DEED OF TRUST SECURING THIS NOTE.